Exhibit 99.1

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR ALL PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please mark your votes as indicated in this example [X]

	FOR	AGAINST	ABSTAIN
1. To approve a resolution approving Tyco Electronics Ltd.'s discontinuance from Bermuda and continuance as a Swiss corporation. See page 41 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
2. To approve a resolution amending our Bye-laws to eliminate certain supermajority vote requirements. See page 43 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
3. To approve a resolution authorizing several steps, including an amendment to our Bye-laws, that will have the effect of increasing our registered share capital. See pages 45-46 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
4. To approve a distribution to shareholders. See pages 47-48 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
5. To confirm Swiss law as our authoritative governing legislation. See page 49 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
6. To approve our corporate name as Tyco Electronics Ltd. See page 50 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
7. To change our corporate purpose. See page 51 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
8. To approve our Swiss articles of association. See page 52 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
9. To confirm our principal place of business as Schaffhausen, Switzerland. See page 53 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
10. To appoint PricewaterhouseCoopers AG, Zurich as special auditor until our next annual general meeting. See page 54 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
11. To appoint Deloitte AG as our Swiss registered auditor until our next annual general meeting. See page 55 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
12. To approve additional provisions of our Swiss articles of association limiting the number of shares that may be registered and/or voted by a single shareholder or group. See pages 58-59 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
13. To approve additional provisions of our Swiss articles of association requiring a supermajority vote to amend the provisions referred to in Proposal 12 and certain other provisions of our Swiss articles. See pages 60-61 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐
14. To approve any adjournments or postponements of the meeting. See page 62 of Proxy Statement/Prospectus for full text of resolution.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Note:

1. **In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.**
2. **In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.**
3. **Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.**

Signature ____________________ Signature ____________________ Date __________

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF THE INTERNET OR TELEPHONE TO GRANT A PROXY TO VOTE. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone are available to grant a proxy to vote through 11:59 PM Eastern Time the day prior to the Special General Meeting day.

Tyco Electronics Ltd.

INTERNET

http://www.proxyvoting.com/tel

Use the Internet to grant a proxy to vote. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to grant a proxy to vote. Have your proxy card in hand when you call.

If you grant a proxy to vote by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your grant of proxy by Internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

49118

FOLD AND DETACH HERE TYCO ELECTRONICS LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proxy Card for use at the Special General Meeting or any adjournment or postponement thereof (the ‘‘Meeting’’) of Shareholders of Tyco Electronics Ltd., a company organized under the laws of Bermuda (‘‘Tyco Electronics’’), to be held on June 22, 2009 at 2:30 p.m., Atlantic Time, or as soon as practicable thereafter following our 2009 Annual General Meeting, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda. The person signing on the reverse of this card, being a holder of shares of Tyco Electronics, hereby appoints as his/her proxy at the Meeting, Thomas J. Lynch, Terrence R. Curtin and Robert A. Scott, or any of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting. Please indicate on the reverse of this card how the shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the shares are to be voted in respect of any of the resolutions described on the reverse side, the shareholder will be deemed to have directed the proxy to vote FOR all of the proposals described on the reverse side. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 49118 ADMISSION TICKET Special General Meeting of Shareholders of Tyco Electronics Ltd. June 22, 2009 2:30 p.m., Atlantic Time (or as soon as practicable thereafter following our 2009 Annual General Meeting) The Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below: In Bermuda: In Switzerland: In the United States: by 5:00 p.m., Atlantic Time, on by 5:00 p.m., Central European by 11:59 a.m., Eastern Time, on Friday, June 19, 2009 by hand or mail at: Time, on Friday, June 19, 2009 by hand or Friday, June 19, 2009 by mail at: mail at: Tyco Electronics Ltd. Tyco Electronics Ltd. Tyco Electronics Ltd. 96 Pitts Bay Road, Second Floor Rheinstrasse 20 c/o BNY Mellon Shareowner Pembroke HM 08 CH-8200 Schaffhausen Services Bermuda Switzerland P.O. Box 3510 South Hackensack, NJ 07606-9250 United States of America If your shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco Electronics shares on your behalf.